Exhibit 10-n
ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
(2006 Restatement)
First Effective September 1, 1990
As Restated on December 12, 2006,
And Generally Effective January 1, 2005

Exhibit 10-n
ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
(2006 Restatement)
TABLE OF CONTENTS

Page
PREAMBLES				1

SECTION 1	INTRODUCTION			2

	1.1.	Application of Restatement
	1.2.	Definitions
		1.2.1.	Accounts
(a) Total Account
(b) Excess Savings Account
(c) Fixed Match Account
(d) Performance Match Account
(e) Transition Benefit Account
		1.2.2.	Affiliate
		1.2.3.	Annual Enrollment Period
		1.2.4.	Annual Valuation Date
		1.2.5.	Beneficiary
		1.2.6.	Code
		1.2.7.	Compensation
		1.2.8.	Compensation Committee
		1.2.9.	Disability
		1.2.10.	Employer
		1.2.11.	ERISA
		1.2.12.	Excess Compensation
		1.2.13.	Excess Savings Election
		1.2.14.	Participant
		1.2.15.	Plan
		1.2.16.	Plan Statement
		1.2.17.	Prior Plan Statement
		1.2.18.	Plan Year
		1.2.19.	Principal Sponsor
		1.2.20.	Recognized Employment
		1.2.21.	Retirement Committee
		1.2.22.	Retirement Savings Plan
		1.2.23.	Separation from Service

-i-

Page
		1.2.24.	Unit Share
		1.2.25.	Valuation Date
		1.2.26.	Vested
	1.3.	Rules of Interpretation

SECTION 2.	ELIGIBILITY AND ENROLLMENT			7

	2.1.	Eligibility
	2.2.	Special Eligibility Rule for Transition Benefit
	2.3.	Excess Savings Election
		2.3.1.	Deferral Percentages
		2.3.2.	Automatic Cancellation
		2.3.3.	Voluntary Cancellation
		2.3.4.	Manner of Election
		2.3.5.	Employer Administrative Error
	2.4.	Specific Exclusion

SECTION 3.	ADDITIONS TO ACCOUNTS			9

	3.1.	Excess Compensation Deferrals
		3.1.1.	Amount
		3.1.2.	Crediting the Account
	3.2.	Fixed Match
		3.2.1.	Amount
		3.2.2.	Crediting the Account
		3.2.3.	Eligible Participant
	3.3.	Performance Match
		3.3.1.	Amount
		3.3.2.	Crediting the Account
		3.3.3.	Eligible Participant
	3.4.	Transition Benefit
		3.4.1.	Amount
		3.4.2.	Crediting the Account
	3.5.	Nonduplication of Benefits

SECTION 4.	ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS			12

	4.1.	Participant Accounts
		4.1.1.	Establishment of Accounts
		4.1.2.	Adjustment of Accounts
		4.1.3.	Investment of Accounts
		4.1.4.	Rules and Limitations
	4.2.	Dividend Adjustment for Phantom Stock
	4.3.	Antidilution Adjustment for Phantom Stock
	4.4.	Not Funded

-ii-

Page
SECTION 5.	VESTING ACCOUNTS			14

SECTION 6.	DISTRIBUTION UPON SEPARATION FROM SERVICE			15

	6.1.	Time of Distribution
		6.1.1.	Lump-Sum Distributions
		6.1.2.	Annual Installment Distributions
		6.1.3.	Actual Distribution Dates
	6.2.	Forms of Distribution
	6.3.	Modification of Initial Designation
	6.4.	Distribution in Cash

SECTION 7.	DISTRIBUTION UPON DEATH AND DISABILITY			18

	7.1.	Before Separation from Service
	7.2.	After Separation from Service
	7.3.	Actual Distribution Dates
	7.4.	Distribution in Cash
	7.5.	Designation of Beneficiaries
		7.5.1.	Right To Designate
		7.5.2.	Failure of Designation
		7.5.3.	Disclaimers of Beneficiaries
		7.5.4.	Definitions
		7.5.5.	Special Rules
		7.5.6.	Spousal Rights
	7.6.	Facility of Payment

SECTION 8.	SPENDTHRIFT PROVISIONS			22

SECTION 9.	AMENDMENT, TERMINATION AND CHANGE IN CONTROL			23

	9.1.	Amendment and Termination
	9.2.	Change in Control
		9.2.1.	In General
		9.2.2.	Special Definitions
		9.2.3.	Amendment
		9.2.4.	Separation from Service
		9.2.5.	Pending Installment Distributions
		9.2.6.	Not Amendable

SECTION 10.	ADMINISTRATION			25

	10.1.	Authority
	10.2.	Liability

-iii-

Page
	10.3.	Procedures
	10.4.	Claim for Benefits
	10.5.	Claims Procedure
		10.5.1.	Original Claim
		10.5.2.	Claims Review Procedure
		10.5.3.	General Rules
	10.6.	Errors in Computations
	10.7.	Code § 162(m) Delay

SECTION 11.	PLAN ADMINISTRATION			28

	11.1.	Principal Sponsor
		11.1.1.	Compensation Committee
		11.1.2.	Amendment
	11.2.	Conflict of Interest
	11.3.	Administrator
	11.4.	Service of Process

SECTION 12.	DISCLAIMERS			29

	12.1.	Term of Employment
	12.2.	Employment
	12.3.	Source of Payment
	12.4.	Guaranty
	12.5.	Delegation

APPENDIX A — CHANGE IN CONTROL SPECIAL DEFINITIONS				A-1

-iv-

ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN
(2006 Restatement)
     WITNESSETH: That
     WHEREAS, ADC TELECOMMUNICATIONS, INC., a Minnesota corporation (the “Principal Sponsor”), by resolution of its Board of Directors, has heretofore established and maintained a nonqualified, unfunded, deferred compensation and supplemental retirement plan for the benefit of a select group of management or highly compensated eligible employees, which in its most recently restated form is embodied in a document effective January 1, 2002 and entitled “ADC Telecommunications, Inc. 401(k) Excess Plan (2002 Restatement);” and
     WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan documents; and
     WHEREAS, It is desired to amend and restate the Plan documents to be a single document in the manner hereinafter set forth;
     NOW, THEREFORE, The Plan documents are hereby amended and restated, generally effective as of January 1, 2005, to read in full as follows:

SECTION 1
INTRODUCTION
1.1. Application of Restatement. The terms of this restated Plan Statement are intended to comply with section 409A of the Code, as added by the American Jobs Creation Act of 2004. The terms of this restated Plan Statement shall apply to: (i) deferred compensation that relates all or in part to services performed on or after January 1, 2005 (i.e., deferred compensation which is subject to section 409A of the Code), and (ii) deferred compensation that relates entirely to services performed on or before December 31, 2004 (i.e., deferred compensation which is not subject to section 409A of the Code) if such deferred amounts were not yet paid from the Plan as of the adoption of this restated Plan Statement. The terms of this restated Plan Statement are generally effective January 1, 2005, with the exception that Section 3.1.1 and Section 3.2.1 as revised by this Plan Statement are effective January 1, 2006, and Section 4.1 as revised by this Plan Statement is effective February 1, 2007.
1.2. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:
     1.2.1. Accounts — the following Accounts will be maintained under the Plan for Participants:
(a)	Total Account — for convenience of reference, the separate unfunded and unsecured general obligation of the Employer established with respect to each person who is a Participant in the Plan in accordance with Section 2, including the Participant’s Excess Savings Account, Fixed Match Account, Performance Match Account and Transition Benefit Account.

(b)	Excess Savings Account — the bookkeeping account maintained for each Participant to which is credited the voluntary deferral amounts specified in Section 3.1.

(c)	Fixed Match Account — the bookkeeping account maintained for each Participant to which is credited the fixed matching contribution amounts specified in Section 3.2.

(d)	Performance Match Account — the bookkeeping account maintained for each Participant to which is credited the performance matching contribution amounts specified in Section 3.3.

(e)	Transition Benefit Account — the bookkeeping account maintained for each Participant to which is credited the amount specified in Section 3.4.

     1.2.2. Affiliate — a business entity which is under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity, which is a predecessor to the Employer, shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Principal Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a “common control,” “affiliated service group” or “predecessor” business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose.
     1.2.3. Annual Enrollment Period — the time period designated by the ADC Telecommunications, Inc. Corporate Benefits Department during which eligible employees may, pursuant to rules established by the ADC Telecommunications, Inc. Corporate Benefits Department, enroll in the Plan as Participants or change their deferral percentages under the Plan. An Annual Enrollment Period for a Plan Year will end no later than December 31 of the preceding Plan Year.
     1.2.4. Annual Valuation Date — each December 31.
     1.2.5. Beneficiary — a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant’s Total Account in the event of the Participant’s death prior to full distribution thereof. A person so designated becomes a Beneficiary after the death of the Participant with respect to whom the person is a Beneficiary.
     1.2.6. Code — the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any later amendment or replacement of that section or regulation.
     1.2.7. Compensation — Recognized Compensation as defined in the ADC Retirement Savings Plan, but for purposes of this Plan, determined without regard to the limitation in section 401(a)(17) of the Code ($220,000 in 2006, and as subsequently adjusted for increases in cost of living).
     1.2.8. Compensation Committee — the Committee known as the Compensation Committee of the Board of Directors of ADC Telecommunications, Inc.
     1.2.9. Disability — the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three months under the ADC Group Long Term Disability Plan. Notwithstanding the foregoing, the term Disability shall at all times be interpreted in a manner so as not to violate section 409A of the Code.

     1.2.10. Employer — the Principal Sponsor, any business entity affiliated with the Principal Sponsor that adopts the Plan, and any successor thereof that adopts the Plan.
     1.2.11. ERISA — the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.
     1.2.12. Excess Compensation — Compensation for a Plan Year that exceeds the limitations in section 401(a)(17) of the Code for such Plan Year ($220,000 in 2006, and as subsequently adjusted for increases in the cost of living).
     1.2.13. Excess Savings Election — the election which may be made by a Participant as provided in Section 2.3.
     1.2.14. Participant — an employee of the Employer who has satisfied the eligibility rules in Section 2 and receives a credit under an Account pursuant to the rules of Section 3. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the Participant’s date of death or if earlier, the date upon which the Participant is no longer employed in Recognized Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has received a distribution of all of the Participant’s Total Account, if any).
     1.2.15. Plan — the program of deferred compensation and supplemental retirement income benefit of the Employer established for the benefit of employees eligible to participate therein, as first set forth in this Plan Statement. (As used herein, “Plan” refers to the legal entity established by the Employer and not to the document pursuant to which the Plan is maintained. That document is referred to herein as the “Plan Statement.”) The Plan shall be referred to as the ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN.”
     1.2.16. Plan Statement — this document entitled ADC TELECOMMUNICATIONS, INC. 401(k) EXCESS PLAN (2006 Restatement)” as adopted by the Principal Sponsor effective January 1, 2005, as the same may be amended from time to time thereafter.
     1.2.17. Prior Plan Statement — the series of documents pursuant to which the Plan was established effective as of September 1, 1990, and operated thereafter until the effective date of this Plan Statement.
     1.2.18. Plan Year — the twelve (12) consecutive month period ending on any Annual Valuation Date.
     1.2.19. Principal Sponsor — ADC TELECOMMUNICATIONS, INC., a Minnesota corporation.

     1.2.20. Recognized Employment — employment as a common law employee of the Employer in a position which is:
(a)	classified as Recognized Employment under the Retirement Savings Plan; and

(b)	a sales management position at an ADC job grade level of eighteen (18) or any other position at an ADC job grade level of nineteen (19) or above.
The Employer’s classification of a person at the time of inclusion or exclusion in Recognized Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of a person’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the person being included in Recognized Employment, either retroactively or prospectively. Any uncertainty concerning a person’s classification shall be resolved by excluding the person from Recognized Employment.
     1.2.21. Retirement Committee — the Committee known as the ADC Retirement Committee.
     1.2.22. Retirement Savings Plan — the tax-qualified defined contribution plan of the Principal Sponsor established for the benefit of employees eligible to participate therein, as set forth in the document entitled “ADC RETIREMENT SAVINGS PLAN TRUST AGREEMENT (1999 Restatement)” as adopted by the Principal Sponsor effective as of April 1, 1999, as the same may be amended from time to time thereafter.
     1.2.23. Separation from Service — a complete termination of employment with the Employer and all Affiliates, whether voluntary or involuntary, other than on account of the Participant’s death or Disability. Notwithstanding the foregoing, a termination of employment shall not constitute a Separation from Service for purposes of Section 6 and Section 9.2 unless such termination of employment constitutes a “separation from service,” as that term is defined under section 409A of the Code).
     1.2.24. Unit Share — a bookkeeping unit which is the equivalent of one (1) share of common stock of the Principal Sponsor (as adjusted pursuant to Section 4.2 or Section 4.3).
     1.2.25. Valuation Date — the Annual Valuation Date and any day during which the New York Stock Exchange is open for business or any other date chosen by the Retirement Committee.
     1.2.26. Vested — nonforfeitable, i.e., a claim obtained by a Participant or the Participant’s Beneficiary to that part of an immediate or deferred benefit hereunder which arises from the Participant’s service, which is unconditional and which is legally enforceable against the Plan.

1.3. Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment of conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Employer shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; and the words “hereof”, “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been adopted in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

SECTION 2
ELIGIBILITY AND ENROLLMENT
2.1. Eligibility. An employee is eligible to enroll in this Plan for a Plan Year if such employee: (i) is in Recognized Employment on the November 1 immediately proceeding such Plan Year; and (ii) is selected by the Retirement Committee to participate in the Plan for such Plan Year.
2.2. Special Eligibility Rule for Transition Benefit. Any employee of the Employer or an Affiliate who, in a Plan Year (including 2005), receives: (i) Excess Compensation or is expected to receive Compensation in excess of $140,000 for such Plan Year (or such higher amount as shall be determined by the Retirement Committee from time to time) and (ii) a transition benefit under the ADC Retirement Savings Plan, shall be eligible for a Transition Benefit contribution under this Plan.
2.3. Excess Savings Election. To enroll for participation in this Plan, an eligible employee must make an Excess Savings Election during the Annual Enrollment Period for the Plan Year in which the employee desires to participate in the Plan. Subject to the provisions of Section 2.3.2 and Section 2.3.3, an employee’s Excess Savings Election shall remain in effect for each subsequent Plan Year.
     2.3.1. Deferral Percentages. Elections for deferred Excess Compensation may be made in increments of one percent (1%) and shall be equal to not less than one percent (1%) nor more than fifteen percent (15%) of the amount of the employee’s Excess Compensation. Such elections may be changed during any Annual Enrollment Period.
     2.3.2. Automatic Cancellation. An employee’s Excess Savings Election shall be automatically cancelled upon the Participant’s Separation from Service or death. If the Participant remains an employee of the Employer but is no longer in Recognized Employment, the employee’s Excess Savings Election shall be automatically cancelled effective as of December 31 of the Plan Year in which the employee is no longer eligible to participate in this Plan.
     2.3.3. Voluntary Cancellation. An eligible employee who has an Excess Savings Election in effect may cancel completely the Excess Savings Election as of any December 31. Written notice of the cancellation must be delivered to the Employer during the Annual Enrollment Period for the Plan Year in which the employee desires the cancellation to be effective.
     2.3.4. Manner of Election. The Employer shall specify the manner of the Excess Savings Election (e.g., written, telephonic, electronic or any combination thereof), the manner of any modification to the Excess Savings Election, and all procedures for the delivery and acceptance of any forms and notices.
     2.3.5. Employer Administrative Error. Notwithstanding anything in this Section to the contrary, the Employer, in its sole discretion, may modify or accept an eligible employee’s

Excess Savings Election during the Plan Year if the modification is necessary to correct an administrative error made by the Employer or if the Plan Administrator has failed to initially enroll the Participant as of January 1. However, such modification shall only be to the extent necessary to correct the error.
2.4. Specific Exclusion. Notwithstanding anything apparently to the contrary in the Plan or in any written communication, summary, resolution or document or oral communication, no individual shall be a Participant in the Plan, develop benefits under the Plan or be entitled to receive benefits under the Plan (either for the individual or the individual’s survivors) unless such individual is a member of a select group of management or highly compensated employees (as that expression is used in ERISA). If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not a member of a select group of management or highly compensated employees (as that expression is used in ERISA), such individual shall not be (and shall not have ever been) a Participant in the Plan at any time. If any individual not so defined has been erroneously treated as a Participant in the Plan, upon discovery of such error such individual’s erroneous participation shall immediately terminate ab initio and upon demand such individual shall be obligated to reimburse the Principal Sponsor for all amounts erroneously paid to that individual.

SECTION 3
ADDITIONS TO ACCOUNTS
3.1. Excess Compensation Deferrals.
     3.1.1. Amount. The Employer shall credit each Participant’s Excess Savings Account with the amount of deferred Excess Compensation agreed to by each Participant pursuant to the Participant’s Excess Savings Election. No Excess Compensation deferrals shall be credited to an eligible employee’s Excess Savings Account for a Plan Year prior to the date the employee has earned Excess Compensation (i.e., Compensation that exceeds the limitations in Section 401(a)(17) of the Code for such Plan Year). This Section 3.1.1 as revised by this Plan Statement is effective January 1, 2006.
     3.1.2. Crediting the Account. The amount of Excess Compensation deferred with respect to each Participant shall be credited in dollar amounts to the Participant’s Excess Savings Account as soon as administratively practicable following each pay period for which the Excess Compensation was deferred.
3.2. Fixed Match.
     3.2.1. Amount. The Employer shall credit each eligible Participant’s Fixed Match Account with an amount equal to fifty percent (50%) of the first six percent (6%) of reduction in Excess Compensation for each pay period which was agreed to by the Participant pursuant to an Excess Savings Election. This Section 3.2.1 as revised by this Plan Statement is effective January 1, 2006.
     3.2.2. Crediting the Account. The fixed match shall be credited in dollar amounts to the eligible Participant’s Match Account as soon as administratively practicable following each pay period for which the fixed match is made.
     3.2.3. Eligible Participant. For purposes of this Section 3.2, a Participant shall be an “Eligible Participant” for a Plan Year as of the payday coincident with or next following the date such Participant has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan. Excess Compensation paid by the Employer as of any payday prior to the date the employee has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan shall not be taken into account for purposes of determining the amount of the fixed match additions under this Section 3.2.
3.3. Performance Match.
     3.3.1. Amount. Each Plan Year, the Employer may (but shall not be required to) credit to each eligible Participant’s Performance Match Account an amount which shall be determined by multiplying the Performance Match Contribution percentage under the Retirement Savings Plan for such Plan Year times the amount of the Participant’s excess savings deferrals on the first six percent (6%) of Excess Compensation under this Plan.
     3.3.2. Crediting the Account. The performance match shall be credited in dollar amounts to the eligible Participant’s Performance Match Account as soon as administratively practicable following the Annual Valuation Date for the Plan Year for which the addition is made.
     3.3.3. Eligible Participant. For purposes of this Section 3.3, a Participant shall be an “eligible Participant” for a Plan Year as of the payday coincident with or next following the date such Participant has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan, and only if such Participant is on the last day of such Plan Year an employee of the Employer or an Affiliate (including for this purpose any Participant who then is on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer). Excess Compensation paid by the Employer as of any payday prior to the date the employee has completed the match eligibility requirements under Section 2.1.2 of the Retirement Savings Plan shall not be taken into account for purposes of determining the amount of the performance match under this Section 3.3.
3.4. Transition Benefit.
     3.4.1. Amount. For a Plan Year in which an employee is eligible for a transition benefit under this Plan, the Employer shall credit a Transition Benefit Account established for such employee with an addition equal to the sum of the following:
(a)	an amount equal to the employee’s Excess Compensation for such Plan Year multiplied by the transition benefit percentage determined for such employee under the Retirement Savings Plan for such Plan Year, and

(b)	the amount of any transition benefit (other than the amount identified in paragraph (a) above) to be allocated to such employee which is in excess of the maximum permissible addition which would have been contributed on behalf of the Participant under the Retirement Savings Plan but for the limitation on annual additions imposed under section 415 of the Code.
     3.4.2. Crediting the Account. The transition benefit under paragraph 3.4.1(a) shall be credited in dollar amounts to the Participant’s Transition Benefit Account as soon as administratively practicable following the last day of the calendar month for which the benefit is made. The transition benefit under paragraph 3.4.1(b) shall be credited in dollar amounts to the Participant’s Transition Benefit Account as soon as administratively practicable following the Annual Valuation Date in the Plan Year (including the Plan Year ending December 31, 2005) for which the benefit is made.

3.5. Nonduplication of Benefits. The Plan shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by the Employer.

SECTION 4
ESTABLISHMENT AND ADJUSTMENT OF ACCOUNTS
4.1. Participant Accounts. This Section 4.1 as revised by this Plan Statement is effective February 1, 2007.
     4.1.1. Establishment of Accounts. The Retirement Committee shall cause a bookkeeping account to be kept in the name of each Participant which shall reflect the value of the Participant elective deferrals, fixed match, performance match, transition benefit, and any earnings thereon, credited to each Account of a Participant.
     4.1.2. Adjustment of Accounts. The Retirement Committee shall cause the value of each Account to be increased (or decreased) from time to time for distributions, additions, investment gains (or losses) and expenses charged to the Account.
     4.1.3. Investment of Accounts. Except as provided in Sections 4.2 and 4.3, amounts credited to a Participant’s Account will be adjusted for gains and losses to the same extent that equal amounts would have been adjusted if they had been invested as directed by the Participant in the subfund or subfunds designated by the Retirement Committee. Notwithstanding the Retirement Committee’s authority to establish operational rules or revise subfunds in accordance with Sections 4.1.3 and 4.1.4, the Plan shall maintain one subfund consisting exclusively of Unit Shares and notional cash or other short term cash equivalents (hereinafter, the “ADC Phantom Stock Fund”).
     4.1.4. Rules and Limitations. The Retirement Committee shall establish additional rules for the adjustment of Accounts, including the times when benefits shall be credited under Section 3 for the purpose of crediting gains or losses under this Section 4. Notwithstanding the foregoing, the ADC Phantom Stock Fund shall be operated in accordance with the following rules. Subject to any limitations imposed by the Retirement Committee or in order to (1) comply with federal or state securities laws; (2) prevent abusive market timing or other abusive trading activity detrimental to the performance of the ADC Phantom Stock Fund or (3) facilitate any “blackout” or other temporary suspension of trading necessary in connection with the administration of the Plan, each Participant (and Beneficiary, as applicable) shall be permitted to:
(a)	direct investment of not more than twenty percent (20%) of the Participant’s future contribution credits (i.e., elective deferrals, matching credits and transition benefits, if any) into the ADC Phantom Stock Fund;

(b)	as of any date that both the Plan’s recordkeeper and the New York Stock Exchange are open (a “business day”), direct transfer of any portion of a Participant’s Account balance from any subfund into the ADC Phantom Stock Fund; provided, however, that the direction shall be honored at any given point in time only to the extent that, immediately after such transfer, not more than twenty percent (20%) of the individual’s Account is invested in the ADC Phantom Stock Fund; and

(c)	as of any business day, direct transfer of all or any portion of the Participant’s Account from the ADC Phantom Stock Fund into any other subfund available under the Plan for Participant direction.
4.2. Dividend Adjustment for Phantom Stock. At such time that dividends are paid on common stock of the Employer, the Unit Shares credited to the Participant’s Account, if any, shall be increased by crediting in Unit Shares the amount of the dividend which would have been paid if the number of Unit Shares had been shares of common stock of the Employer.
4.3. Antidilution Adjustment for Phantom Stock. In the event that the outstanding shares of stock of the Employer, of whatever class or series, are increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Employer or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or otherwise, then the number of Unit Shares credited to the Participant’s Account, if any, shall be adjusted so that the resulting number of Unit Shares shall be in the same ratio to the original number of Unit Shares as the number of shares of stock of the Employer, of whatever class or series, outstanding immediately after the transaction described above giving rise to an adjustment hereunder bears to the number of shares of stock of the Employer, of whatever class or series, outstanding immediately prior to the transaction. Adjustments shall be made as are necessary to prevent dilution or enlargement of the benefits credited under the Plan.
4.4. Not Funded. The obligation of the Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments, and the Participant shall have no lien, prior claim or other security interest in any property of the Employer. No fund, trust or account (other than a bookkeeping account or reserve) will be established or maintained by the Employer for the purpose of funding or paying the benefits promised under this Plan. If such a fund is established, the property therein shall remain the sole and exclusive property of the Employer. The Employer will pay the cost of the Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the Employer’s obligation to Participants in the Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of the Plan.

SECTION 5
VESTING ACCOUNTS
The Accounts of each Participant shall be fully (100%) Vested at all times.

SECTION 6
DISTRIBUTION UPON SEPARATION FROM SERVICE
6.1. Time of Distribution. Upon the occurrence of a Separation from Service effective as to a Participant, the Employer shall make or commence distribution of the Participant’s Total Account (reduced by the amount of any applicable payroll, withholding and other taxes) as of one of the following benefit distribution dates as the Participant shall designate prior to the first Plan Year in which the Participant first receives credits to the Participant’s Accounts. A Participant who fails to designate a time of distribution shall be deemed to have elected a benefit distribution date as of the first day of the seventh month following the Participant’s Separation from Service.
     6.1.1. Lump-Sum Distributions. A Participant who elects to receive distribution in the form of a single lump sum may elect to commence payment as of any of the benefit distribution dates in (a), (b) or (c) below:
(a)	the first day of the seventh month following the Participant’s Separation from Service;

(b)	the January 1 next following the Participant’s Separation from Service, unless such January 1 occurs before (a) above, in which case distribution shall be made under (a) above; or

(c)	any January 1 that occurs after the dates in (b) above but not later than the five-(5) year anniversary of the Participant’s Separation from Service.
     6.1.2. Annual Installment Distributions. A Participant who elects to receive distribution in the form of annual installments may elect to commence payment as of any of the benefit distribution dates in (a) or (b) below:
(a)	the first day of the seventh month following the Participant’s Separation from Service and each January 1 thereafter; or

(b)	the January 1 next following the Participant’s Separation from Service (unless such January 1 occurs before (a) above, in which case distribution shall be made under (a) above) and each January 1 thereafter.
     6.1.3. Actual Distribution Dates. Actual distribution shall commence as soon as administratively practicable after the benefit distribution date but in all events by the later of: (i) the last day of the taxable year in which the Participant’s benefit distribution date occurs, or (ii) two and one-half months after the Participant’s benefit distribution date.
6.2. Forms of Distribution. Distribution of the Participant’s Total Account shall be made to the Participant entitled to receive distribution in a single lump sum or in annual installments as designated by the Participant prior to the first Plan Year in which the Participant receives credits to the Participant’s Accounts. A Participant who fails to designate a form of distribution shall be deemed to have elected a single lump-sum distribution. The following rules shall apply regarding elections as to the form of payment:
(a)	Annual Installments. If the Participant elects to receive distribution in annual installments, the following rules shall apply:
(i)	Distribution shall be made in a series of substantially equal installments payable annually over a term not to exceed five (5) years.

(ii)	The amount of the installment distribution to be made in substantially equal annual installments shall be determined by dividing the Account value as of the Valuation Date of the installment distribution by the number of remaining installments (including the installment being computed).
(b)	Automatic Lump Sum. Notwithstanding any election to receive distribution in installments, if on or after January 1, 2007, the Participant’s Account balance upon commencement of the initial installment distribution following Separation from Service is less than Twenty Thousand Dollars ($20,000), distribution shall be made in a single lump sum.
6.3. Modification of Initial Designation. Notwithstanding the foregoing, a Participant who is actively employed by the Employer may make one new election that changes the time or form of payment selected pursuant to Section 6.1 and Section 6.2, subject to the following limitations:
(a)	The Participant may rescind the initial designation by making a new designation on a form provided by the Employer. Such election must be submitted to and accepted by the Employer at least twelve (12) months prior to the date on which a distribution to the Participant would otherwise have been made or commenced. The election shall have no effect until at least twelve (12) months after the date on which the election is made.

(b)	If the Participant initially elected to commence distribution in a single lump sum, the Participant may elect to change the time (but not the form) of distribution. If the Participant initially elected to commence distribution in annual installments, the Participant may elect to convert such installments into a single lump sum.

(c)	The new benefit distribution date may be any January 1 that occurs on or after the five-(5) year anniversary of the original benefit distribution date but no later than the seven-(7) year anniversary of the Participant’s Separation from Service.

(d)	Notwithstanding the foregoing, to the extent permitted under transitional guidance issued under Section 409A of the Code, in the case of each individual who is an active Participant in the Plan as of the date of adoption of this restatement and who previously made a payment election under this Section 6, such Participant may modify his or her prior payment election without regard to the requirements in (a) through (c) of this Section 6.3 if such modification is made on or before December 31, 2006 and the modified time and form of payment elected otherwise comply with Section 6.1.1, 6.1.2 and Section 6.2.
6.4. Distribution in Cash. The Employer shall make or commence distribution of the Participant’s Total Account in cash. The portion of the Participant’s Account credited with Unit Shares of phantom stock to be distributed as of a Valuation Date shall be converted to a dollar amount based on the price of ADC Telecommunications, Inc. common stock on the NASDAQ as of the close of the NYSE on that Valuation Date.

SECTION 7
DISTRIBUTION UPON DEATH AND DISABILITY
7.1. Before Separation from Service. If a Participant becomes Disabled or dies before incurring a Separation from Service, the Employer shall make distribution of the Participant’s Total Account (reduced by the amount of any applicable payroll, withholding and other taxes) in a single lump sum to the Participant (or the Participant’s Beneficiary, as applicable) as of the January 1 next following the Participant’s death or Disability.
7.2. After Separation from Service. If a Participant dies after a Separation from Service but before distribution of the Participant’s Total Account has been completed, the remainder of the undistributed Total Account shall be distributed to the Beneficiary in a single lump sum as of the January 1 next following the Participant’s death. If a Participant becomes Disabled after Separation from Service but before distribution of the Participant’s Total Account has been completed, the remainder of the undistributed Total Account shall continue to be distributed in the same manner as elected under Section 6 for Separation from Service.
7.3. Actual Distribution Dates. Actual distribution shall commence as soon as administratively practicable after the January 1 benefit distribution date but in all events by the later of: (i) last day of the taxable year in which the benefit distribution date occurs, or (ii) two and one-half months after the benefit distribution date.
7.4. Distribution in Cash. The Employer shall make or commence distribution of the Participant’s Total Account in cash. The portion of the Participant’s Account credited with Unit Shares of phantom stock to be distributed as of a Valuation Date shall be converted to a dollar amount based on the price of ADC Telecommunications, Inc. common stock on the NASDAQ as of the close of the NYSE on that Valuation Date.
7.5. Designation of Beneficiaries.
     7.5.1. Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Employer, one or more primary Beneficiaries or alternative Beneficiaries to receive all of a specified part of the Participant’s Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Employer during the Participant’s lifetime.
     7.5.2. Failure of Designation. If a Participant:
(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:
Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.
     7.5.3. Disclaimers of Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of a Total Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original copies of the disclaimer must be both executed and actually delivered to the Employer after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Employer. A disclaimer shall be considered to be delivered to the Employer only when actually received by the Employer. The Employer shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by the Employer.
     7.5.4. Definitions. When used herein and, unless the Participant has otherwise specified in his or her Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.
     7.5.5. Special Rules. Unless the Participant has otherwise specified in his or her Beneficiary designation, the following rules shall apply:
(a)	If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)	The automatic Beneficiaries specified in Section 7.5.2. and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of payment due such Beneficiary hereunder, such payment shall be payable to the representative of such Beneficiary’s estate.

(c)	If the participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or the legal termination of marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Employer after the date of the legal termination of marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)	Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)	Any designation of a Beneficiary only by Statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

(f)	The employer shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.
     7.5.6. Spousal Rights. Prior to the death of the Participant, no spouse of a Participant and no person designated to be a Beneficiary shall have any rights or interest in the benefits accumulated under the Plan including, but not limited to, the right to be the sole Beneficiary or to consent to the designation of Beneficiaries (or the changing of designated Beneficiaries) by the Participant.

7.6. Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made, if the Employer shall be advised of the existence of such condition:
(a)	to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)	to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Employer that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant of Beneficiary.
Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer.

SECTION 8
SPENDTHRIFT PROVISIONS
No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in possession or control of the Employer, nor shall the Employer recognize any assignment thereof, either in whole or in part, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Employer.
The power to designate Beneficiaries to receive the Total Account of a Participant in the event of the Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer.
This Section shall not prevent the Employer from exercising, in its discretion, any of the applicable powers and options granted to the Employer upon the occurrence of death, Disability or Separation from Service of the Participant, as such powers may be conferred upon the Employer by any provision hereof.

SECTION 9
AMENDMENT, TERMINATION AND CHANGE IN CONTROL
9.1. Amendment and Termination. The Compensation Committee hereby reserves the power to unilaterally amend the Plan Statement and to partially terminate or totally terminate the Plan and to reduce, suspend or discontinue benefits to the Plan, either prospectively or retroactively or both; provided that no amendment or termination shall be effective to reduce or divest the Accounts of any Participant without such Participant’s consent. The Retirement Committee is authorized to amend the Plan Statement in any respect that does not materially increase the cost of the Plan. If there is a termination of the Plan with respect to all Participants, the Compensation Committee shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to amend the Plan to immediately pay all benefits in a lump sum following such Plan termination, to the extent permissible under Section 409A of the Code and related Treasury regulations and guidance.
9.2. Change in Control.
     9.2.1. In General. Notwithstanding any other provision of the Plan Statement, Section 9.2.3, Section 9.2.4, Section 9.2.5 and Section 9.2.6 shall take effect if and only if a Maturity Date (as defined in the Retirement Savings Plan) occurs effective as to this Plan following a Change in Control. A Maturity Date cannot occur if there is no Change in Control. A Maturity Date effective as to this Plan does not occur merely because there is a Change in Control or merely because a Maturity Date occurs effective as to the Retirement Savings Plan. A Maturity Date following a Change in Control must be effective as to this Plan.
     9.2.2. Special Definitions. For purposes of this Section 9.2, the special definitions in Appendix A attached hereto shall apply.
     9.2.3. Amendment. Notwithstanding any other provision of the Plan Statement, during the two (2) years following the date of a Change in Control, the provisions of the Plan Statement may not be amended if any amendment would adversely affect the rights, expectancies or benefits provided by the Plan (as in effect immediately prior to the Change in Control), of any Participant, Beneficiary or other person entitled to payments under the Plan. The Plan may not be terminated or merged with any other plan during the same two (2) year period.
     9.2.4. Separation from Service. Notwithstanding any other provision of the Plan Statement, the Total Account of any Participant actively employed on the date of a Change in Control who dies or incurs a Separation from Service for any reason except for Cause during the two (2) years following the date of the Change in Control shall be distributed in a single lump-sum cash payment as soon as administratively feasible after such separation.
     9.2.5. Pending Installment Distributions. Notwithstanding any other provision of this Section 9, any remaining installments due to any Participant who incurred a Separation from

Service before the date of a Change in Control shall continue to be distributed over the installment term (and shall not be commuted to a lump sum or otherwise affected by the Change in Control).
     9.2.6. Not Amendable. Notwithstanding any other provision of the Plan Statement, this Section 9.2 may not be amended to decrease any of the benefits which it provides during the two (2) years following the date of a Change in Control without the affirmative written consent of a majority in both number and interest of the Participants actively employed on the date of the Change in Control.

SECTION 10
ADMINISTRATION
10.1. Authority. The Plan shall be administered by the Retirement Committee, which shall have full discretionary power and authority to administer and interpret the Plan and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amount of their respective interests. The Retirement Committee may delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Retirement Committee or employees of the Employer, such functions assigned to the Retirement Committee hereunder as it may from time to time deem advisable.
10.2. Liability. No member of the Compensation Committee or Retirement Committee and no director or member of the management of the Employer shall be liable to any persons for any actions taken under the Plan, or for any failure to effect any of the objectives or purposes of the Plan, by reason of insolvency or otherwise.
10.3. Procedures. The Retirement Committee may from time to time adopt such rules and procedures as it deems appropriate to assist in the administration of the Plan.
10.4. Claim for Benefits. No employee or other person shall have any claim or right to payment of any amount hereunder until payment has been authorized and directed by the Retirement Committee.
10.5. Claims Procedure. Until modified by the Retirement Committee, the claims procedure set forth in this Section 10.5 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan.
     10.5.1. Original Claim. Any employee, former employee, or Beneficiary of such employee or former employee may, if the employee, former employee or Beneficiary so desires, file with the Retirement Committee a written claim for benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Retirement Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Retirement Committee shall state in writing:
(a)	the specific reasons for the denial,

(b)	the specific references to the pertinent provisions of this Plan on which the denial is based,

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(d)	an explanation of the claims review procedure set forth in this Section.
     10.5.2. Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Retirement Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Retirement Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days (120) from the date the request for review was filed) to reach a decision on the request for review.
10.5.3.	General Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Retirement Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Retirement Committee upon request.

(b)	All decisions on original claims shall be made by the Retirement Committee and requests for a review of denied claims shall be made by the Retirement Committee.

(c)	The Retirement Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)	Claimants may be represented by a lawyer or other representative at their own expense, but the Retirement Committee reserves the right to require the claimant to furnish written authorization of such representation. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(e)	The decision of the Retirement Committee on an original claim or on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)	Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant’s representative shall have a reasonable opportunity to review a copy of this Plan Statement and all other pertinent documents in the possession of the Employer and its Affiliates.
10.6. Errors in Computations. The Retirement Committee shall not be liable or responsible for any error in the computation of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any Beneficiary to whom such benefit shall be payable, directly or indirectly, to the Retirement Committee, and used by the Retirement Committee in determining the benefit. The Retirement Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and the Employer shall have the right to recover any prior overpayment).
10.7. Code § 162(m) Delay. If the Retirement Committee reasonably determines that delaying the time that initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Employer may unilaterally delay the time of the making or commencement of payments until the January 31 of the calendar year next following the calendar year in which the payments would otherwise be payable (or such earlier date to the extent required to comply with Section 409A of the Code).

SECTION 11
PLAN ADMINISTRATION
11.1. Principal Sponsor.
     11.1.1. Compensation Committee. Except as hereinafter provided, functions generally assigned to the Principal Sponsor shall be discharged by the Compensation Committee or delegated and allocated as provided herein. Except as hereinafter provided, the Compensation Committee may delegate and redelegate and allocate and reallocate to one or more persons or to an Employer of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to the Principal Sponsor hereunder as the Compensation Committee may from time to time deem advisable. Notwithstanding the foregoing, the Compensation Committee shall have exclusive authority, which may not be delegated, to act for the Principal Sponsor to terminate this Plan.
     11.1.2. Amendment. The Principal Sponsor reserves the power to amend this Plan Statement in any respect and either prospectively or retroactively or both:
(a)	in any respect by resolution of the Compensation Committee; and

(b)	in any respect that does not materially increase the cost of the Plan by action of the Retirement Committee.
11.2. Conflict of Interest. If any officer or employee of the Employer or any member of the board of directors of the Employer to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, the Participant shall have no authority as such officer, employee or member with respect to any matter specially affecting such Participant’s individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees or members as the case may be, to the exclusion of the Participant and the Participant shall act only in his individual capacity in connection with any such material.
11.3. Administrator. The Principal Sponsor shall be the administrator for purposes of Section 3(16)(A) of ERISA.
11.4. Service of Process. In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

SECTION 12
DISCLAIMERS
12.1. Term of Employment. Neither the terms of the Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee. The Employer shall not be obliged to continue the Plan.
12.2. Employment. The terms of the Plan Statement shall not give any employee the right to be retained in the employment of the Employer.
12.3. Source of Payment. Neither the Employer nor any of its officers nor any member of its board of directors in any way secure or guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant or to any Beneficiary or to any creditor of a Participant or a Beneficiary. Each Participant, Beneficiary or other person entitled at any time to payments hereunder shall look solely to the assets of the Employer for such payments or to the Accounts distributed to any Participant or Beneficiary, as the case may be, for such payments. In each case where Accounts shall have been distributed to a former Participant or a Beneficiary or to the person or any one of a group of persons entitled jointly to the receipt thereof and which purports to cover in full the benefit hereunder, such former Participant or Beneficiary, or such person or persons, as the case may be, shall have no further right or interest in the other assets of the Employer.
12.4. Guaranty. Neither the Employer nor any of its officers nor any member of its board of directors shall be under any liability or responsibility for failure to effect any of the objectives or purposes of the Plan by reason of the insolvency of the Employer.
12.5. Delegation. The Employer and its officers and the members of its board of directors shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

APPENDIX A
CHANGE IN CONTROL SPECIAL DEFINITIONS
For purposes of Plan Section 9.2, the following special definitions shall apply:
1.	“Acquiring Person” shall mean any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who or which, together with all Affiliates and Associates of such person, is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of ADC TELECOMMUNICATIONS, INC. representing 20% or more of the combined voting power of the then outstanding securities of ADC TELECOMMUNICATIONS, INC., but shall not include ADC TELECOMMUNICATIONS, INC., any subsidiary of ADC TELECOMMUNICATIONS, INC. or any employee benefit plan of ADC TELECOMMUNICATIONS, INC. or of any subsidiary of ADC TELECOMMUNICATIONS, INC. or any entity holding shares of common stock of ADC TELECOMMUNICATIONS, INC. organized, appointed or established for, or pursuant to the terms of, any such plan.

2	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act. (For purposes of this Appendix, “affiliate” shall not have the meaning ascribed to that term in Section 1.2.2 of the Plan Statement.)

3.	“Cause” shall mean willful and continued failure by the employee to perform his duties or gross and willful misconduct including, but not limited to, wrongful appropriation of funds or the commission of a gross misdemeanor or felony.

4.	“Change in Control” shall mean:
4.1.	a change in control of ADC TELECOMMUNICATIONS, INC. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not ADC TELECOMMUNICATIONS, INC. is then subject to such reporting requirement;

4.2.	the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by ADC TELECOMMUNICATIONS, INC. or any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of

ADC TELECOMMUNICATIONS, INC. representing 20% or more of the combined voting power of ADC TELECOMMUNICATIONS, INC.’s then outstanding securities, determined in accordance with Rule 13d-3, excluding, however, any securities acquired directly from ADC TELECOMMUNICATIONS, INC. (other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from ADC TELECOMMUNICATIONS, INC.); provided, however, that for purposes of this clause the term “person” shall not include ADC TELECOMMUNICATIONS, INC., any subsidiary of ADC TELECOMMUNICATIONS, INC. or any employee benefit plan of ADC TELECOMMUNICATIONS, INC. or of any subsidiary of ADC TELECOMMUNICATIONS, INC. or any entity holding shares of common stock of ADC TELECOMMUNICATIONS, INC. organized, appointed or established for, or pursuant to the terms of, any such plan;

4.3.	the Continuing Directors cease to constitute a majority of ADC TELECOMMUNICATIONS, INC.’s Board of Directors;

4.4.	consummation of a reorganization, merger or consolidation of, or a sale or other disposition of all or substantially all of the assets of, ADC TELECOMMUNICATIONS, INC. (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the persons who were the beneficial owners of ADC TELECOMMUNICATIONS, INC.’s outstanding voting securities immediately prior to such Business Combination beneficially own voting securities of the corporation resulting from such Business Combination having more than 50% of the combined voting power of the outstanding voting securities of such resulting corporation and (B) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the action of the Board of Directors of ADC TELECOMMUNICATIONS, INC. approving such Business Combination; or

4.5.	approval by the shareholders of ADC TELECOMMUNICATIONS, INC. of a complete liquidation or dissolution of ADC TELECOMMUNICATIONS, INC.
5.	“Continuing Director” shall mean any person who is a member of the Board of Directors of ADC TELECOMMUNICATIONS, INC., while such person is a member of the Board of Directors, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on September 26, 1989, or (B) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

6.	“Eligible Participant” shall mean each Participant: (i) who is actively employed on the date of a Change in Control, and (ii) who incurs a Separation from Service for any reason (including death) except for Cause during the two (2) years following the date of a Change in Control.

7.	“Good Reason” shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of the employee’s employment by ADC TELECOMMUNICATIONS, INC. or any of its subsidiaries for Cause or by reason of disability (as defined in section 22(e)(3) of the Internal Revenue Code) or death:
7.1.	the assignment to the employee of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by the employee immediately prior to a Change in Control;

7.2.	a reduction in the employee’s base salary as in effect immediately prior to a Change in Control;

7.3.	an amendment or modification of the incentive compensation program of ADC TELECOMMUNICATIONS, INC. (except as may be required by applicable law) which affects the terms or administration of the program in a manner adverse to the interest of the employee as compared to the terms and administration of such program immediately prior to a Change in Control;

7.4.	the requirement by ADC TELECOMMUNICATIONS, INC. or any of its subsidiaries that the employee be based anywhere other than within fifty (50) miles of the employee’s office location immediately prior to a Change in Control, except for requirements of temporary travel on business of ADC TELECOMMUNICATIONS, INC. to an extent substantially consistent with the employee’s business travel obligations immediately prior to a Change in Control; or

7.5.	except to the extent otherwise required by applicable law, the failure by ADC TELECOMMUNICATIONS, INC. to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, bonus plan, life insurance plan, health-and-accident plan or disability plan in which the employee is participating immediately prior to a Change in Control (or plans providing the employee with substantially similar benefits), the taking of any action by ADC TELECOMMUNICATIONS, INC. which would adversely affect the employee’s participation in, or materially reduce the employee’s benefits under, any of such plans or deprive the employee of any material fringe benefit enjoyed by the employee immediately prior to such Change in Control, or the failure by ADC TELECOMMUNICATIONS, INC. to provide the employee with the number of paid-time-off days to which the employee is entitled immediately prior to such Change in Control in accordance with the paid-time-off policy of ADC TELECOMMUNICATIONS, INC. as then in effect.
8.	“Maturity Date” shall mean the eleventh (11th) business day following the date of a Change in Control.